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                                                                 EXHIBIT 21.1

                         INTELLIQUEST INFORMATION GROUP, INC.
                               LIST OF SUBSIDIARIES

                                                               JURISDICTION
            NAME                                             OF INCORPORATION
            ----                                             ----------------
IntelliQuest Delaware, Inc.                                    Delaware
IntelliQuest, Ltd. (subsidiary of IntelliQuest
 Delaware, Inc.)                                               United Kingdom
IntelliQuest Communications, Inc.                              Delaware
Zona Research, Inc.                                            California




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